UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) September 9, 2010


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


      Delaware                     1-3390                 04-2260388
(State or other jurisdiction of  (Commission          (I.R.S. Employer
 incorporation)                  File Number)         Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On September 9, 2010, Seaboard Corporation entered into a Purchase Agreement (the "Purchase Agreement") with Maxwell Farms, LLC, a North
Carolina limited liability company, Goldsboro Milling Company, a North Carolina corporation and GM Acquisition LLC, a North Carolina limited liability company (collectively, the "Maxwell Group"). Pursuant to the Purchase Agreement, Seaboard will acquire a 50 percent ownership interest in Butterball, LLC ("Butterball") for a cash purchase price equal to approximately $177.5 million, subject to adjustment for any changes in working capital at the time of closing. The other 50 percent ownership interest in Butterball will continue to be owned by the Maxwell Group. In connection with the purchase, Butterball will acquire the live turkey growing and related assets of the Maxwell Group (which presently owns a 51 percent interest in Butterball) and of Murphy-Brown LLC ("Murphy Brown") (a subsidiary of Smithfield Foods, Inc., which presently owns a 49 percent interest in Butterball (the "Murphy Brown Ownership Interest")). Butterball currently purchases the turkeys it processes from the Maxwell Group and Murphy Brown.

In connection with the closing of the purchase, Seaboard has committed to provide Butterball $100 million of subordinated financing and, if third party financing is not obtained, an additional $300 million in senior secured credit facilities comprised of a term loan facility of $150 million and a revolving credit facility of $150 million.

The closing for the purchase and the financing is scheduled to occur on or before December 10, 2010 and is subject to the satisfaction of certain closing conditions, including the closing of the sale of the Murphy Brown Ownership Interest and the live turkey growing and related assets currently owned by Murphy Brown to an affiliate of the Maxwell Group pursuant to a separate agreement and the contribution of those assets to Butterball.

The foregoing is a summary and does not purport to be a complete description of all terms and conditions of the Purchase Agreement.

On September 9, 2010, Seaboard issued a press release announcing the agreement to purchase an interest in Butterball, LLC. The full text of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This current report on Form 8-K may contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements, and you should not place undue reliance on any such forward-looking statements, including those regarding the Butterball joint venture, the anticipated benefits of the venture and the expected closing of the transactions contemplated by the Purchase Agreement. Forward-looking statements, if made, are based on current intent, beliefs, plans and expectations, and involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements, including whether the conditions to closing the joint venture are satisfied, risks related to operating the joint venture going forward, and the failure to realize anticipates synergies or operational efficiencies from the joint venture. The company cautions investors not to place undue reliance on any forward-looking statements, and encourages investors to review risk factors contained in Seaboard Corporation's most recent Securities and Exchange Commission reports, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, press releases and other communications. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

     Seaboard hereby furnishes the following exhibit pursuant to Item 1.01:

     99.1 Press release of Seaboard Corporation dated September 9, 2010 announcing the agreement to purchase an interest in Butterball, LLC.

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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  September 9, 2010

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Senior Vice President,
                               Chief Financial Officer

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